UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  June 25, 2007

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC
(Exact name of registrant as specified in its charter)

Delaware	333-118149	20-0573058
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Las Vegas Boulevard South
Las Vegas, NV 89104
(Address of principal executive offices)(Zip code)

(702) 383-5242
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02  Departure of Certain Officers; Election of Directors; Appointment of  Certain Officers; Compensatory Arrangements of Certain Officers

(e) On June 25, 2007, the Board of Directors of American Casino & Entertainment Properties LLC, or the Company, approved a resolution to (i) amend the Company’s Management Incentive Plan effective January 1, 2005, or the MIP, and (ii) establish the EBITDA Goals for fiscal year 2007 under the MIP, as amended. The EBITDA Goals (and related potential bonus as a percentage of base salary) as adopted by the Board of Directors for fiscal year 2007 are set forth in Exhibit A to the MIP as filed with the Securities and Exchange Commission on January 20, 2006, on the Company’s Current Report on Form 8-K.

As amended, the MIP provides that with respect to financial awards for fiscal year 2007, in the event of a Sale (as defined in the amendment), a participant will be entitled to receive, in accordance with the terms of the amendment and assuming that such participant satisfies the relevant individual performance goals: (i) a 20% increase in the potential bonus amount; (ii) if the Sale occurs in fiscal year 2007, a pro rata determination of the financial award for such year, based on the period between January 1, 2007 and the closing date of the Sale; (iii) all of the financial award for fiscal year 2007 as a cash award without any deferred bonus award component to the financial award for such year; and (iv) all previous outstanding deferred bonus awards payable in full at the same time as the payment of the cash award for fiscal year 2007.

The amendment to the MIP is filed herewith as Exhibit 10.1 and is incorporated by reference in this Item 5.02(e).

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1 -Amendment to Management Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC
(Registrant)

By:	/s/ Denise Barton
Denise Barton
Senior Vice President, Chief Financial Officer,
Secretary and Treasurer